UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 16, 2019

ORGANOGENESIS HOLDINGS INC.

(Exact Name of Registrant as specified in its charter)

Delaware	001-37906	98-1329150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Dan Road Canton, MA		02021
(Address of principal executive offices)		(Zip Code)

(781) 575-0775

(Registrant’s telephone number, including area code)

Not Applicable

(Registrant’s name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	ORGO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02	Unregistered Sales of Equity Securities.

On August 19, 2019, Organogenesis Holdings Inc. (the “Company”) announced the final results of its offer to exchange (“Offer”) 0.095 shares of the Company’s Class A common stock (“Class A Common Stock”) for each outstanding warrant originally issued in connection with the Company’s initial public offering pursuant to a prospectus dated October 10, 2016, exercisable for shares of the Company’s Class A Common Stock, par value $0.0001 per share (the “Shares”), which have an exercise price of $5.75 per half share (the “Public Warrants”), upon the terms and subject to the conditions set forth in the Company’s Tender Offer Statement on Schedule TO originally filed by the Company with the Securities and Exchange Commission (the “SEC”) on July 12, 2019, as amended and supplemented by Amendment No. 1 filed by the Company with the SEC on July 22, 2019, Amendment No. 2 filed by the Company with SEC on August 9, 2019 and Amendment No. 3 filed by the Company with SEC on August 19, 2019, and the related Letter of Transmittal and Consent Solicitation. The Offer to Exchange expired at midnight, Eastern Time, on August 16, 2019. On August 21, 2019, the Company issued an aggregate of 2,845,280 Shares in exchange for the Public Warrants validly tendered and accepted for exchange in accordance with the Offer. As previously disclosed, the Company executed an amendment (the “Warrant Amendment”) to the warrant agreement governing its outstanding Public Warrants on August 19, 2019, pursuant to which, it will exchange all remaining untendered Public Warrants on September 3, 2019, in accordance with the terms of the Warrant Amendment (the “Redemption”).

In addition, pursuant to the terms of the Company’s previously announced Warrant Exchange Agreement with Avista Capital Partners IV L.P., and Avista Capital Partners IV (Offshore), L.P. (collectively, the “PIPE Investors”), on August 21, 2019, the Company issued an aggregate of 389,501 Shares (at the same exchange ratio offered to the Public Warrant holders in the Offer) to the PIPE Investors in exchange for an aggregate of 4,100,000 private placement warrants (the “Private Exchange”).

On August 13, 2019, Massachusetts Capital Resource Company and Life Insurance Community Investment Initiative, LLC (the “Lender Warrant Holders”) net exercised outstanding warrants to purchase an aggregate of 182,700 Shares at an exercise price of $3.95 per Share (the “Net Exercise”). In connection with the Net Exercise, the Company issued an aggregate of 19,426 Shares.

In connection with the Offer, the Private Exchange and the Net Exercise, the Company issued an aggregate of 3,254,207 Shares, representing approximately 3.4% of the shares of Class A Common Stock outstanding after such issuances. Assuming that no holders of untendered Public Warrants exercise prior to 5:00 p.m., Eastern Time, on September 3, 2019, the Company expects to issue approximately 80,422 additional Shares in connection with the Redemption on September 3, 2019.

The issuance of Shares to the holders of Public Warrants in exchange for their Public Warrants and to the PIPE Investors in exchange for the private placement warrants were made by the Company pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, contained in Section 3(a)(9) thereunder, on the basis that the Offer and the Private Exchange constituted an exchange with existing holders of the Company’s securities and no commissions or other remuneration was paid or given, directly or indirectly, to any party for soliciting such exchanges. The issuance of Shares to the Lender Warrant Holders was made by the Company pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder for transactions by an issuer not involving a public offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Organogenesis Holdings Inc.

By:	/s/ Lori Freedman
Name:	Lori Freedman
Title:	Vice President and General Counsel

Date: August 21, 2019